Exhibit 5

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

March 7, 2016

Tetraphase Pharmaceuticals, Inc.

480 Arsenal Street, Suite 110,

Watertown, MA 02472

Re:    2013 Stock Incentive Plan and Inducement Stock Option Awards

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 1,763,391 shares of common stock, $0.001 par value per share (the “Shares”), of Tetraphase Pharmaceuticals, Inc., a Delaware corporation (the “Company”), consisting of (i) 1,463,391 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) issuable under the Company’s 2013 Stock Incentive Plan (the “Plan”), (ii) 125,000 shares of Common Stock issuable pursuant to a nonqualified stock option agreement between the Company and Maria Stahl, which was entered into in connection with the commencement of Ms. Stahl’s employment with the Company (the “Stahl Inducement Award Agreement”), (iii) 125,000 shares of Common Stock issuable pursuant to a nonqualified stock option agreement between the Company and Jacques Dumas, which was entered into in connection with the commencement of Mr. Dumas’ employment with the Company (the “Dumas Inducement Award Agreement”) and (iv) 50,000 shares of Common Stock issuable pursuant to a nonqualified stock option agreement between the Company and Christopher Watt, which was entered into in connection with the commencement of Mr. Watt’s employment with the Company (the “Watt Inducement Award Agreement” and, together with the Stahl Inducement Award Agreement and the Dumas Inducement Award Agreement, the “Inducement Award Agreements”).

We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan or the Inducement Award Agreements, as applicable, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

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March 7, 2016

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan or the applicable Inducement Award Agreement, as applicable, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Stuart M. Falber
Stuart M. Falber, a Partner